UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2025

FibroBiologics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41934	86-3329066
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 E. Medical Center Blvd, Suite 300
Houston, Texas		77598
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 281 671-5150

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	FBLG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 18, 2025, FibroBiologics, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with a single investor (the “Purchaser”), pursuant to which (i) the Company agreed to issue and sell to the Purchaser, in a registered direct offering (the “Registered Direct Offering”), 3,540,000 shares (the “Shares”) of the Company’s common stock, $0.00001 par value per share (the “Common Stock”) and pre-funded warrants to purchase up to an aggregate of 8,570,203 shares of Common Stock (the “Pre-Funded Warrants”). The price of each Share in the Registered Direct Offering is $0.3303 per share (the “Offering Price”) and the price of each Pre-Funded Warrant is $0.33029 (equal to the Offering Price, minus $0.00001, the exercise price of each Pre-Funded Warrant).

Additionally, pursuant to the Purchase Agreement, the Company will issue and sell to the Purchaser, in a concurrent private placement, warrants to purchase one share of its common stock for each share of common stock or Pre-Funded Warrant purchased in the Registered Direct Offering, for an aggregate of 12,110,203 shares of Common Stock (the “Warrants”). The Warrants are subject to stockholder approval as described below. The exercise price of the Warrants is $0.3303 per share.

The purchase price for the Shares or Pre-Funded Warrants will be paid not in cash but with sovereign-issued .9999 fine gold coins valued at $4,069.18 per oz. based on the spot price of gold at the time of signing of the Purchase Agreement, delivered to the Company’s depository. The Company intends to liquidate the purchase price into United States dollars in the near term.

The gross proceeds to the Company from the Registered Direct Offering are expected to be approximately $4.0 million, before deducting offering expenses payable by the Company. The Company will receive nominal proceeds, if any, from the exercise of the Pre-Funded Warrants. In addition, if the holders of the unregistered warrants exercise such warrants in full for cash following stockholder approval, the Company would receive additional gross proceeds of approximately $4.0 million. However, the Company cannot predict when or if the Warrants will be exercised for cash or exercised at all. It is possible that the Warrants may be exercised on a cashless (net) basis as described below or may expire and never be exercised.

The Registered Direct Offering and concurrent private placement are expected to close on or about November 19, 2025, subject to the satisfaction of customary closing conditions. The Company currently plans to use the net proceeds from the Registered Direct Offering and private placement for general corporate purposes, including the satisfaction of the Company’s debt.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties, and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of the specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The Registered Direct Offering was made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-284663) that was originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 3, 2025, and that became effective on February 10, 2025, and the base prospectus contained therein and a prospectus supplement thereto that will be filed by the Company with the SEC.

Terms of Warrants

The Warrants have an exercise price of $0.3303 per share of Common Stock. The Warrants will not be exercisable until, and are subject to, approval by the Company’s stockholders of the issuance of the Warrant Shares and will expire five years following the date of the stockholder approval, if it is obtained. The Company intends to submit the issuance of the Warrant Shares upon exercise of the Warrants for approval of its shareholders, but there can be no assurance that such approval will be obtained. A holder of the Warrants will not have the right to exercise any portion of its Warrants if such holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of Common Stock outstanding immediately after giving effect to such exercise. The Company has agreed to file a registration statement with the SEC to register the resale of the Warrant Shares as soon as practicable (and in any event within 90 days after the date of the Purchase Agreement) and to use commercially reasonable efforts to cause such registration statement to become effective within 60 days (90 days in the event the SEC elects to review the registration statement) following the date of the initial filing of the registration statement. If at the time of exercise of the Warrants there is no effective registration statement registering the Warrant Shares for resale or the prospectus contained therein is not available for the resale of the Warrant Shares by the holder of the Warrants, then the Warrants may also be exercised, in whole or in part, by cashless (net) exercise. The exercise price of the Warrants is subject to customary adjustment for stock splits, stock dividends, stock combinations, and similar capital transactions or such other event as further described in the Warrants.

Terms of Pre-Funded Warrants

The Pre-Funded Warrants have an exercise price of $0.00001 per share of Common Stock (the shares underlying the Pre-Funded Warrants, the “Pre-Funded Warrant Shares”), are exercisable at any time at an exercise price of $0.00001 per share and do not expire.

A holder of the Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if such holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of Common Stock outstanding immediately after giving effect to such exercise. The Pre-Funded Warrants may be exercised, in whole or in part, at any time by means of a cashless (net) exercise. The exercise price of the Pre-Funded Warrants is subject to adjustment for customary stock splits, stock dividends, stock combinations, and similar capital transactions or such other event as further described in the Pre-Funded Warrants.

The foregoing summaries of the Purchase Agreement, Warrant, and Pre-Funded Warrant do not purport to be complete and are subject to and are qualified in their entirety by copies of such documents filed as Exhibits 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K (“Form 8-K”) and are incorporated herein by reference.

RISK FACTORS

The use of physical gold as consideration for the securities sold in the offerings exposes the Company to valuation, operational, market and other risks.

The Company will receive payment for the securities sold in the Registered Direct Offering and concurrent private placement in the form of sovereign-issued gold coins, which, although the Company intends to liquidate the coins into United States dollars in the near term, presents certain risks that are more pronounced than in offerings involving proceeds with cash payments. First, the market price of gold is subject to significant price volatility based on various factors, including, but not limited to, global economic conditions, interest rate environments, geopolitical events and supply-demand dynamics and can be highly volatile in short periods. Therefore, the Company faces the risk that valuation of the gold coins changes rapidly following closing, and declines in gold prices between the time of acquisition and sale could negatively affect the Company’s financial results, which may adversely affect the value of investments in the Company’s securities. The Company may sell, lease, hedge, pledge or otherwise dispose of the gold coins at any time and is not required to maintain any gold inventory, nor is it required to hedge gold exposures.

In addition, the delivery, assay and custody of physical gold involve operational risks, including risk of loss or damage during storage or transport, delays associated with verification of purity and weight and potential disputes regarding assay results. Gold coins require physical handling and transportation, and the cost and complexity of physical transport may adversely impact the Company’s operating expenses and introduce inefficiencies in use of the gold coins. Insurance for gold coins—especially in transit—is often costly and limited in scope. Loss or damage that falls outside policy coverage may result in unrecoverable financial loss and thereby adversely impact the Company.

Furthermore, gold coins cannot be divided to match exact payment amounts. Following the offering, the Company may be required to negotiate alternative settlement amounts, use supplemental payment methods, or accept valuation rounding, any of which may introduce disputes or administrative burden in the use of proceeds which are the gold coins.

Unlike electronic payment systems, when using gold coins following the offering, the Company lacks a mechanism for reversal of the transactions. Errors, fraud, or failed consideration may not be recoverable once payment is delivered. This presents a risk of loss in value of the coins upon expenditure and can adversely impact the Company’s financial performance.

Gold coins also present unique, additional legal, regulatory, and taxation risks. Certain jurisdictions impose reporting obligations, transaction limits, or prohibitions on payments made in precious metals. Future regulatory changes may restrict the ability to conduct transactions in gold coins or impose additional compliance burdens. Gold coins may also be treated as collectibles or capital assets for tax purposes. Payments using gold may create taxable events, including capital gains or losses, potentially complicating compliance and increasing the Company’s administrative costs. Large or frequent gold-coin transactions may draw anti-money laundering scrutiny, requiring enhanced documentation or reporting. Failure to comply with applicable regulations may result in penalties, delays, or transactional restrictions for the Company and adversely impact its financial performance.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Form 8-K relating to the issuance of the Warrants to the Investor pursuant to the Purchase Agreement, including the Warrant Shares to be issued in connection with exercises of the Warrants is incorporated by reference herein in its entirety.

The maximum number of shares of common stock of the Company that may be issued through the exercise of the Warrants is 12,110,203 shares, subject to anti-dilution adjustments.

The offer and sale of the Warrants and the Warrant Shares to be issued in connection with exercises of the Warrants pursuant to the Purchase Agreement was and will be made in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. This Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release announcing the Registered Direct Offering on November 19, 2025. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in this Item 7.01 and contained in the press release furnished as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01 Other Events.

As previously disclosed, on December 20, 2024, the Company entered into a Standby Equity Purchase Agreement (the “SEPA”) with YA II PN, Ltd., a Cayman Islands exempt limited company (“YA”). Pursuant to the SEPA, YA advanced to the Company the principal amount of $15 million, which was evidenced by convertible promissory notes (the “Promissory Notes”) in three equal tranches. As of November 18, 2025, the final outstanding Promissory Note issued in the third tranche (the “Third Note”) had a principal balance of $3.4 million. On November 18, 2025, the Company exercised its right to redeem the remaining principal balance of the Third Note in full. In satisfaction of the Third Note, the Company expects to pay YA the redemption amount of $3,604,000, which is inclusive of the six (6) percent redemption premium, within five trading days from November 18, 2025. The SEPA will remain in place following the redemption of the Third Note.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
5.1	Opinion of Sichenzia Ross Ference Carmel LLP
10.1	Form of Securities Purchase Agreement
10.2	Form of Warrant
10.3	Form of Pre-Funded Warrant
99.1	Press Release dated November 19, 2025
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FibroBiologics, Inc.

Date:	November 19, 2025	By:	/s/ Peter O'Heeron
Peter O'Heeron Chief Executive Officer